Exhibit 99.1

Contact: Leah Stearns

Senior Vice President, Treasurer and Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION PRICES SECURITIZED NOTES OFFERING

Boston, Massachusetts – May 20, 2015: American Tower Corporation (NYSE: AMT) today announced that its subsidiary, GTP Acquisition Partners I, LLC (GTP Acquisition Partners), priced, in a private transaction, $350 million aggregate principal amount of American Tower Secured Revenue Notes, Series 2015-1 and $525 million aggregate principal amount of American Tower Secured Revenue Notes, Series 2015-2 (collectively, the Notes). The Notes will be secured primarily by 3,621 communications sites owned by subsidiaries of GTP Acquisition Partners.

The Series 2015-1 notes have an interest rate of 2.350%, an anticipated repayment date of June 15, 2020 and a final repayment date of June 15, 2045. The Series 2015-2 notes have an interest rate of 3.482%, an anticipated repayment date of June 16, 2025 and a final repayment date of June 15, 2050. The Notes are expected to be rated Aaa(sf)/AAA(sf) by Moody’s and Fitch, respectively. The Notes will have an effective weighted average fixed interest rate of 3.029% and a weighted average life through the anticipated repayment dates of approximately 8.0 years.

GTP Acquisition Partners intends to use the net proceeds of this offering, together with cash on hand, to repay all amounts outstanding under its Series 2011-1, Series 2011-2 and Series 2013-1 securitized notes, and to pay any related prepayment consideration, transaction fees and expenses.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Notes, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes subject to the proposed offering have not been registered under the Securities Act of 1933, as amended (the Securities Act) or any state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, to persons that qualify as accredited investors within the meaning of Regulation D under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 91,000 communications sites.

Cautionary Language Regarding Forward-Looking Statements

This press release contains statements about future events and expectations, or “forward-looking statements,” all of which are inherently uncertain. American Tower has based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding American Tower’s ability to complete the offering and American Tower’s expectations for the use of proceeds from the offering. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include market conditions for corporate debt generally, for the securities of telecommunications companies and for American Tower’s indebtedness in particular. For other important factors that may cause actual results to differ materially from those indicated in American Tower’s forward-looking statements, we refer you to the information contained in the prospectus supplement for this offering and Item 1A of the Form 10-K for the year ended December 31, 2014 under the caption “Risk Factors” and in other filings American Tower makes with the Securities and Exchange Commission. American Tower undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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